Registration No. 333-_______

      As filed with the Securities and Exchange Commission on July 6, 2004


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PACIFIC CMA, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


          Delaware                                    84-1475073
--------------------------------          -------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


                     1350 Avenue of the Americas, Suite 3100
                            New York, New York 10019
                                 (212) 247-0049
--------------------------------------------------------------------------------
              (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices)

                                   Alfred Lam
                       Chairman of the Board of Directors
                                Pacific CMA, Inc.
                     1350 Avenue of the Americas, Suite 3100
                            New York, New York 10019
                                 (212) 247-0049
--------------------------------------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

                                   Copies to:
                            Lawrence G. Nusbaum, Esq.
                               Robert Perez, Esq.
                          Gusrae, Kaplan & Bruno, PLLC
                           120 Wall Street, 11th Floor
                            New York, New York 10005
                              Voice: (212) 269-1400
                               Fax: (212) 809-5449

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC

    From time to time after the effective date of this Registration Statement

         If the only securities being registered on this Form are to be offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
                                                                                      Proposed Maximum
                                                           Proposed Maximum              Aggregate              Amount of
       Title of Securities            Amount to Be     Offering Price Per Share       Offering Price          Registration
         To Be Registered            Registered (1)               (2)                     (1) (2)                  Fee
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
Resale of common stock issuable
upon conversion of convertible
preferred stock                             2,083,333           $1.065                 $2,218,749.65             $281.12
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
Resale of common stock issuable
in payment of dividend on
convertible preferred stock                   500,000           $1.065                 $  532,500.00             $ 67.47
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
Resale of common stock issued
upon the exercise of warrants                 937,500           $1.065                 $  998,437.50             $126.50
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
Resale of common stock currently
held by a common stockholder of
the Company                                   660,000           $1.065                 $  702,900.00            $  89.06
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
Resale of Common Stock issuable
upon exercise of warrants granted
to a placement agent                           70,000           $1.065                 $   74,550.00            $   9.45
----------------------------------- ------------------ -------------------------- ------------------------- ------------------
                                                              Total Fee:                                         $573.60
----------------------------------- ------------------ -------------------------- ------------------------- ------------------

         (1) For purposes of estimating the number of shares of common stock to be included in this Registration Statement, the registrant calculated 150% of the number of shares of common stock issuable; in connection with the conversion of the Company's Series A Convertible Preferred Stock, as dividends payable (at the Company's election in shares of common stock or cash) and the exercise of the associated warrants. In addition to the shares set forth in the table, the amount to be registered includes an undetermined number of shares issuable upon conversion of or in respect of the Series A Convertible Preferred Stock and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

         (2) Calculated pursuant to Rule 457 (c), using the average of the high and low prices reported on July 2, 2004, solely for the purpose of calculating the Registration Fee

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  [Remainder of page intentionally left blank]

         The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to boy these securities in any jurisdiction where the offer or sale is not permitted or legal.

                    Subject to Completion, Dated July 6, 2004

                                   ----------

                                   PROSPECTUS

                                4,250,834 SHARES

                                PACIFIC CMA, INC.

                                  COMMON STOCK

                                   ----------

         The persons listed in this Prospectus under "Selling Stockholders" may offer and sell from time to time up to an aggregate of 4,250,834 shares of our common stock that they have acquired or will acquire from us, including those shares that may be acquired upon conversion of shares of our Series A Preferred Stock, issued by us as dividend payments upon our Series A Preferred Stock and exercise of warrants granted by us. Information on the Selling Stockholders, and the times and manner in which they may offer and sell shares of our common stock, is provided under "Selling Stockholders" and "Plan of Distribution" in this Prospectus.

         We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We will bear the costs and expenses of registering the common stock offered by the Selling Stockholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Stockholders.

         Our common stock is listed on the American Stock Exchange ("AMEX") under the symbol "PAM." On July __ 2004, the last reported sale price for our common stock on the AMEX was $____ per share.

         BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July __, 2004

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
A NOTE ABOUT FORWARD-LOOKING STATEMENTS.......................................1

PROSPECTUS SUMMARY............................................................2

RISK FACTORS..................................................................9

USE OF PROCEEDS..............................................................22

DESCRIPTION OF OUR CAPITAL STOCK.............................................22

SELLING STOCKHOLDERS.........................................................26

PLAN OF DISTRIBUTION.........................................................32

LEGAL MATTERS................................................................34

EXPERTS......................................................................34

WHERE CAN YOU FIND MORE INFORMATION..........................................34

DOCUMENTS INCORPORATED BY REFERENCE..........................................35

COMMISSION'S POSITION ON INDEMNIFICATION.....................................36

         You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date on the front cover page of this Prospectus, regardless of the time of delivery of this Prospectus or the sale of any common stock. The Prospectus is not an offer to sell, nor is it an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

         We have not taken any action to permit a public offering of our shares of common stock outside of the United States or to permit the possession or distribution of this Prospectus outside of the United States. Persons outside of the United States who came into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Pacific CMA, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include those described under "Risk Factors" and elsewhere in this Prospectus or incorporated herein by reference.

                  [Remainder of page intentionally left blank]

                               PROSPECTUS SUMMARY

                                   The Company

Background

         Pacific CMA, Inc. ("us," "our," "we," the "Company" or "Pacific") is a global, non-asset based logistics/freight forwarder providing supply chain logistics services. We coordinate the shipping and the storage of raw materials, supplies, components and finished goods by air, sea, river, rail and road. We are capable of handling all types of cargo including garments on hangers, refrigerated cargo, hazardous materials as well as perishable goods. Most of our revenue is derived from airfreight and ocean freight forwarding services for which we are paid on a transactional basis.

         As of December 31, 2003, we maintained approximately 128 cargo agents located in 68 countries and 161 cities serving major gateways worldwide.

         Our current business was formed from a base of two freight forwarders, AGI Logistics (HK) Ltd. and Airgate International Corp. ("Airgate") which were acquired in 2000 and 2002, respectively. Our business is managed from our principal support group offices in New York and Hong Kong.

General

         We do not own or operate any aircraft, ships, river barges or railroads, instead using commercial freight air carriers, ships, river barges and railroads to provide the transportation services for freight forwarding. Normally we arrange to pick up, or arrange for the pick up of a shipment at the customer's location and deliver it directly to the commercial carrier. The commercial carrier delivers it to the selected destination airport, shipping warehouse, ship, or railway station. We then pick up the shipment and deliver it or have it delivered to the recipient's location.

         Although capable of handling packages and shipments of any size, we focus primarily on large shipments of equipment or materials weighing over 100 kilograms. As a result of the size of our average shipment and the fact that we are a non-asset based logistics provider, we do not generally compete with overnight courier or expedited small package companies such as Federal Express Corporation, United Parcel Service of America, Inc. or local postal services.

         Our revenue is derived from our freight forwarding services, from the rates that we charge our customers for the movement of their freight from origin to destination. The carrier's contract is with us, not with our customers. We are responsible for the payment of the carrier's charges and we are legally responsible for the shipment of the goods and for any claims for damage to the goods while in transit. In most cases, we receive reimbursement from the carriers for the claims. Since many shippers do not carry insurance sufficient to cover all losses in the event of total loss, we also carry insurance to cover any unreimbursed claims for goods lost or destroyed. Gross revenue represents the total dollar value of services we sell to our customers.

         Our costs of transportation, products and handling include the direct cost of transportation, including tracking, rail, ocean, air and other costs. We frequently commit to space with shippers prior to receiving committed orders from our customers. We act principally as a service provider to add value and expertise in the procurement and execution of these services for our customers. Our gross profits (gross revenues less the direct costs of transportation, products, and handling) are the primary indicator of our ability to source, add value and resell services and products that are provided by third parties. Generally, freight forwarders are compensated on a transactional basis for the movement of goods and related services which arise from the services they provide to customers.

         We also derive commission income from our cargo agents, but this is not a significant source of our revenue.

         We are members of the International Air Transport Association, Hong Kong Association of Freight Forwarding Agents Ltd., and an associated member of the International Federation of Freight Forwarders Association and have two main operational offices -- one in New York and one in Hong Kong.

         Agency offices are owned and operated by independent business owners who enter into agency agreements with us. These cargo agents, among other things:

         o Collect freight on behalf of us and send it to the United States and Hong Kong as appropriate;

         o        Provide sales and marketing support;

         o        Deal    with    break-bulk,     (i.e.,    consolidation    and
                  deconsolidation) of various shipments, customs brokerage and clearance, local delivery services; and

         o Handle routing of orders from an overseas country to the United States, China and Hong Kong.

         We provide these agency offices with the following services, among others:

         o        Handle  export  cargo from the United  States,  China and Hong
                  Kong;

         o        Provide  local  pick  up  and   transshipment  via  Hong  Kong
                  rail/sea/air terminals and from origins in the United States;

         o        Handle import cargo from overseas;

         o Deal with break-bulk, documentation, and customs brokerage and clearance; and

         o        Provide warehousing and storage.

         Our branch offices in Chicago, Shanghai, Yantian, Futian, Hong Kong airport and Guangzhou are responsible for providing a number of services. Their primary function is to provide sales and customer service in a specified market or airport city. Branch offices utilize our billing and accounting software, which allows each branch office to transmit customer billing and account information to our administrative offices for billing to the customer.

The  difference   between  Pacific  and  other  United  States  based  logistics forwarders.

Pacific, as a freight forwarder, is distinguished from other United States based logistics forwarder in the following ways:

1.       Credit Risk

         In the United States, based upon our experience in the industry, it is standard practice for importers on the East Coast of the United States to expect thirty days from the time cargo has been delivered before invoices are due. On the West Coast of the United States, payments are made prior to the delivery of the goods. Because the vast majority of our business is to the East Coast of the United States, we maintain tight credit controls and monitor the receivables from our customers.

         The majority of United States freight forwarders are non-asset based companies and as other non-assets based businesses, find it difficult to obtain financing from banks and therefore often have liquidity problems. This, in turn, often results in delayed remittance to their overseas cargo agents, and it is not uncommon that payments are delayed for more than ninety days, requiring us to finance the payments. This clearly presents freight forwarders with significant liquidity challenges and requires us to seek bank lines to finance our receivables. We also face this problem. Most freight charges are incurred and paid in Asia. This also increases our risk (in addition to the risk we already bear because we have paid the carrier in advance) as not only do we have the risk that the importer in the United States will not pay us, but we also have the risk of non-payment by the cargo agent. This occurs if the importer pays our United States cargo agent who does not remit our portion on a timely basis.

2.       Inventories Risk

Substantially all of our shipping costs are incurred under "space contracts."

         Our bank facilities are almost exclusively used to buy space from air and sea carriers, as we must pay the carriers promptly to ensure our continued ability to operate.

         One of the banking facilities provides bank guarantees to certain carriers. These guarantees are similar to letters of credit issued on our behalf to shippers to assure the payment of minimum space commitments. We pay interest on the notional amounts of the guarantees.

         Unlike other United States logistics companies, we carry a high amount of inventory risks. We have to pay not only for the guarantees we have to put up to the carriers, we also have to pay the carriers, even if we do not have any cargo, as we have guaranteed to pay for an agreed amount of cargo space every week. We are not able to ask our customers to make these guarantees and, accordingly, we assume all of the risks.

         Our main operating subsidiary, AGI Logistics (HK) Ltd., is based at the world's busiest sea freight port and airport and we believe it is different than other cities world-wide, as the demand for space is usually greater than the supply. This makes it unique in the sense that without space contracts it would be nearly impossible to operate competitively, and it would be nearly impossible to obtain space.

         In Hong Kong, we also have what is termed a "Peak Season," from August to November of each year, where both sea freight and airfreight rates increase drastically, due to an even tighter supply of space. If we did not have space contracts, it would be virtually impossible for us to get space from any airline or shipping line, and the rates would be significantly higher.

         We derive significant revenue from consolidation of cargo on airline pallets. We always seek to build a perfect mix of light and heavy cargo which ensures the weight capacity as well as the cubic capacity is used to the maximum.

         We also receive cargo from other freight forwarders that do not have their own space allocation and co-load with us. If we do not have enough cargo to fill the containers, our sales staff contacts other freight forwarders in an effort to obtain additional cargo to fill these containers. On the other hand, when we do not have enough space for the cargo delivered to our warehouses, we will buy pallet space from another freight forwarder and then load our cargo in the pallet and ship the pallet to our office in the United States or to one of our cargo agents elsewhere in the world.

         For sea freight, we also commit and guarantee to ship a certain number of sea freight containers with a specific shipping line and negotiate a contract price. The more containers we have under the contract, the more competitive the price will be. If we do not ship the contracted numbers of containers, we will be charged a penalty (dead freight). Sea freight is generally in full container loads, but we also consolidate containers with smaller consignments and "build" container loads to major gateways across the world.

         Our main operating subsidiary, AGI Logistics (HK) Ltd. is located in Hong Kong, which is different from any other port or airport, as it takes many years to receive an allocation of space from an airline or shipping line. It is a constant task negotiating for additional space with carriers, as the more contracted space we have, the lower the price we pay to the carrier. To buy space on the open market or from an Airline Appointed Agent, is a lot more expensive, but sometimes we are required to pay a higher price, although we are unable to pass the rate increase onto our customers, and we must to move the cargo at a loss, if we want to retain the customer.

         We also charter aircraft when it is impossible to get extra or enough space from an airline and there is a risk that we will be unable to secure sufficient cargo to fill the aircraft. The time between our receiving an order and securing an airplane for charter and the actual flight date is very short and we have to make sure we can get enough business to fill up the charter aircraft. Considering that a Boeing 747 can cost between $350,000 to $700,000 to charter between Hong Kong and any United States city, depending on the season, we do run a very substantial risk, but ultimately, it is the business skill in being able to predict the amount of business that we are likely to obtain for that week's flight that determines if we will pay for an aircraft or turn a profit. For charter flights, we are required to pay in full when signing the agreement.

         Our losses from having to absorb committed space without having goods to ship has not been significant. We believe this is primarily due to the following three factors:

         o We believe we are effective in gauging customer demand and availability of space.

         o The uniqueness of Hong Kong as our principal place of business and the fact that demand for shipping space exceeds supply; and

         o Our arrangements with others in the freight forwarding business to absorb our excess capacity.

3.       Cargo Risk / Insurance Risk

         Unlike other United States based logistics forwarders, Pacific has freight forwarders' liability insurance that covers us against customer claims. We accept responsibility for the safe delivery of cargo and will be held responsible and incur losses if anything goes wrong. We are also responsible for damages to cargo caused by our staff, and carry insurance that covers a loss up to a maximum of $250,000.

         The three factors described above are the reasons that we are different from United States based freight forwarders.

         We are a Delaware corporation with our principal offices located at 153-04 Rockaway Boulevard, Jamaica, New York 11434, Tele: (718) 949-9700 and Unit D, 11/F, Garment Centre, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong, Tel: 011-852-2953-0288. Our web sites are: www.PacificCMA.com, www.agihk.com and www.airgatecorp.com. Information on our website does not constitute part of this Prospectus.

                               RECENT DEVELOPMENTS

         On or about November 7, 2003, we entered into four service agreements with three employees and one of our sales representatives. Under the terms of the agreements, as amended in March 2004, we granted these employees and the sales representative an aggregate of 1,950,000 shares of our common stock. The shares are restricted as they have not been registered with the Securities and Exchange Commission (the "SEC" or the "Commission"). The agreements, as amended, with the employees requires them to continue to provide services to us from January 1, 2004 through December 31, 2013. The agreement with the sales representative requires him to provide services to us from January 1, 2004 through December 31, 2005.

         Compensation cost is measured at the grant date based on the estimated fair value of the restricted shares. The compensation cost is recognized against income over the service period required under the agreement. The unearned compensation cost is recorded as a prepaid asset. We are holding the stock certificates pending the completion of the service agreements.

         On December 5, 2003, the shares of our common stock commenced trading on the AMEX under the trading symbol "PAM." Prior thereto, shares of our common stock were quoted on the Over-the-Counter Bulletin Board under the symbol "PCCM."

         On March 23, 2004, our shareholders approved the change of our state of incorporation from the State of Colorado to the State of Delaware. That reincorporation became effective at the close of business on March 31, 2004. The reincorporation was accomplished by means of a merger of Pacific CMA, Inc. (Colorado) with and into Pacific CMA, Inc. (Delaware), a newly-formed Delaware corporation owned by us. Pacific CMA, Inc. (Delaware) was the surviving corporation in the merger. Other than changing our state of incorporation to the State of Delaware, the reincorporation, we believe, had no other material effect on our business and/or operations.

         In March 2004, the Company filed a complaint (the Complaint") in the United States District Court for the Southern District of New York, captioned Pacific CMA, Inc. and Alfred Lam a/k/a Alfred Lam King Ko v. Frascona, Joiner, Goodman and Greenstein, P.C., Gary S. Joiner, Thomas K Russell and John Does 1-10 (Case No. 04 CV 2213 (NRB)) (the "Action"). In the Complaint, the Company alleged various violations of the anti-fraud provisions of the Federal
Securities Laws involving the purchase and sale of securities against the defendants including, but not limited to, the Company's prior counsel, as well as breaches of fiduciary duty by that counsel. Pursuant to a Settlement Agreement by and between the Company and certain defendants (the "Settlement Agreement"), in exchange for the Company agreeing to dismiss the Action solely against each of the settling defendants, the settling defendants agreed to return to the Company and/or Mr. Lam, an aggregate of 725,000 shares of the Company's common stock held by such persons, and the Company agreed to register for resale under the Securities Act of 1933, as amended, by August 20, 2004, the remaining aggregate 660,000 shares of common stock held by such persons. Under the Settlement Agreement, however, such 660,000 shares of common stock are subject to a lock-up agreement providing that such persons may not sell, transfer or otherwise dispose of any of such 660,000 shares until the date a registration statement covering such 660,000 shares is declared effective (the "Effective Date") by the Commission, and then following the Effective Date, such persons only may sell ten (10%) percent of their aggregate holdings (660,000 shares) every thirty days. The resale of said 660,000 shares are included in the Registration Statement, of which this Prospectus forms a part and the settling defendants are included among the Selling Stockholders herein. See "Selling Stockholders".

                               POTENTIAL DILUTION

         As of July 1, 2004, we had 25,830,590 shares of common stock outstanding, without giving effect to the contemplated surrender of 725,000 shares of our common stock by certain of the Selling Stockholders. See "Selling Stockholders."

         The table below shows the potential dilution of our common stock resulting from the potential issuance of the shares of common stock that are included for resale in the Registration Statement of which this Prospectus is a part and those shares that are included in a separate Registration Statement. The table assumes the stated conversion price of $1.44 per share for all 5,000 shares of Series A Preferred Stock issued and outstanding and all dividends on the Series A Preferred Stock are paid in shares of our common stock and that all of the shares so issuable are issued by the Company. Pursuant to the Company's Agreement with two institutional investors, one of whom is a Selling Stockholder herein, we are required to register 150% of said shares. For more information on the calculation of the conversion price, you should read the information under "Description of Our Capital Stock - Description of Series A Preferred Stock."

----------------------------------------------- ------------------------------------- --------------------------------
                                                                                            APPROXIMATE NUMBER
                                                       APPROXIMATE NUMBER OF               OF TOTAL SHARES THEN
                                                        SHARES TO BE ISSUED                     OUTSTANDING
----------------------------------------------- ------------------------------------- --------------------------------
                                                 (INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS
                                                                               A PART)
----------------------------------------------- ------------------------------------- --------------------------------
COMMON  STOCK  ISSUABLE  UPON   CONVERSION  OF
SERIES A PREFERRED STOCK                                         2,083,333                         7.47%
----------------------------------------------- ------------------------------------- --------------------------------
COMMON STOCK POTENTIALLY ISSUABLE AS DIVIDENDS                     500,000                         1.90%
----------------------------------------------- ------------------------------------- --------------------------------
COMMON  STOCK  RESULTING  FROM THE EXERCISE OF
WARRANTS   ASSOCIATED   WITH   THE   SERIES  A
PREFERRED STOCK                                                    937,500                         3.50%
----------------------------------------------- ------------------------------------- --------------------------------

----------------------------------------------- ------------------------------------- --------------------------------
COMMON  STOCK   RESULTING   FROM  EXERCISE  OF
WARRANTS ISSUED TO A PLACEMENT AGENT                                70,000                         0.27%
----------------------------------------------- ------------------------------------- --------------------------------
                           SUBTOTAL                              3,590,834                        12.21%

----------------------------------------------- ----------------------------------------------------------------------
                                                           (INCLUDED IN A SEPARATE REGISTRATION STATEMENT
                                                                           AND PROSPECTUS)
----------------------------------------------- ------------------------------------- --------------------------------
COMMON  STOCK  ISSUABLE  UPON   CONVERSION  OF                        3,125,000                   10.79%
SERIES A PREFERRED STOCK
----------------------------------------------- ------------------------------------- --------------------------------
COMMON STOCK POTENTIALLY ISSUABLE AS DIVIDENDS                          750,000                    2.82%
----------------------------------------------- ------------------------------------- --------------------------------
COMMON  STOCK   RESULTING   FROM  EXERCISE  OF                        1,406,250                    5.16%
WARRANTS   ASSOCIATED   WITH   THE   SERIES  A
PREFERRED STOCK
----------------------------------------------- ------------------------------------- --------------------------------
COMMON  STOCK   RESULTING   FROM  EXERCISE  OF
WARRANTS ISSUED TO A PLACEMENT AGENT                                    145,833                    0.56%
----------------------------------------------- ------------------------------------- --------------------------------
                  GRAND TOTAL                                         9,017,916                   25.88%
                                                                      =========                   ======
----------------------------------------------- ------------------------------------- --------------------------------


                                  RISK FACTORS

         You should carefully review and consider the following risks as well as all other information contained in this Prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements, before you decide to purchase our common stock. The following risks and uncertainties are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we believe are not material also could materially adversely affect our business, financial condition, results of operations, or cash flows. In any case, the value of our common stock could decline, and you could lose all or a portion of your investment. To the extent any of the information contained in this Prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on our behalf and could materially adversely affect our financial condition, results of operations or cash flows. See also, "A Note About Forward-Looking Statements."

            CERTAIN RISKS RELATED TO OPERATING AN INVESTMENT BUSINESS PARTICULARLY IN HONG KONG AND THE PEOPLES REPUBLIC OF CHINA ("CHINA")

WE ARE SUBJECT TO INTERNATIONAL ECONOMIC AND POLITICAL RISKS, OVER WHICH WE HAVE LITTLE OR NO CONTROL.

         A significant portion of our business is providing services between continents, particularly between North America and Asia. Further, our main operating subsidiary, AGI Logistics (HK) Ltd., conducts operations in the Far East, including China and Hong Kong. Doing business outside the United States subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and other unforseeable risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter our business practice in time to avoid the adverse effect of any of these changes. For example: (a) following the events of September 11, 2001, airlines charged additional costs such as fuel, insurance and war risk surcharges, that are generally passed on to shippers and consignees, increasing their shipping costs, resulting in a reduction in our customers' shipping incentive and increasing our rate of order cancellation; and (b) in March of 2003, the World Health Organization received reports of "Severe Acute Respiratory Syndrome" ("SARS") in various parts of the world that caused airlines to reduce capacity and that, in turn, adversely affected external trade from Hong Kong and the Pearl River Delta Region of China. Our operations were adversely affected by the SARS health issue and the events of September 11, 2001.

WE MAY BE UNABLE TO ADAPT TO THE CHALLENGES POSED BY COMPETING IN A CHANGING INTERNATIONAL ENVIRONMENT.

         Doing business outside the United States subjects us to various challenges. See "-We are subject to international economic and political risks over which we have little or no control." We have no control over most of these challenges and may be unable to anticipate and/or adapt to changes in international economic and political conditions and, therefore, may be unable to avoid the adverse effect of any of these changes.

THE POLITICAL UNCERTAINTY IN HONG KONG AND CHINA MAKES IT DIFFICULT TO DEVELOP ANY LONG RANGE BUSINESS PLANNING.

         The transition of Hong Kong's governance from Great Britain to China has resulted in uncertainty regarding the extent to which China intends to impose and enforce its laws and business practices in Hong Kong. In addition, China itself is just beginning to open its doors to foreign businesses and private ownership of companies and businesses within China. There is no guarantee that China will continue these progressive reforms or that they will keep the ones they have. Further, there is no guarantee that China will permit Hong Kong to continue as a semi-independent entity. AGI Logistics (HK) Ltd. relies heavily on business to and from China and Hong Kong. Any change in the political climate in this region may make it more difficult for us to continue operations in that region.

IF RELATIONS BETWEEN THE UNITED STATES AND CHINA WORSEN, INVESTORS MAY BE UNWILLING TO HOLD OR BUY OUR STOCK AND OUR STOCK PRICE MAY DECREASE.

         At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between these two countries, whether or not directly related to our business, could adversely affect the market price of our common stock.

THE CHINESE GOVERNMENT COULD CHANGE ITS POLICIES TOWARD PRIVATE ENTERPRISE OR EVEN NATIONALIZE OR EXPROPRIATE PRIVATE ENTERPRISES, WHICH COULD RESULT IN THE TOTAL LOSS OF OUR INVESTMENT IN THAT COUNTRY.

         Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

         Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

A LACK OF ADEQUATE REMEDIES AND IMPARTIALITY UNDER THE CHINESE LEGAL SYSTEM MAY ADVERSELY IMPACT OUR ABILITY TO DO BUSINESS AND TO ENFORCE THE AGREEMENTS TO WHICH WE ARE A PARTY.

         We periodically enter into agreements governed by Chinese law. Our business would be materially and adversely affected if these agreements are not respected. In the event of a dispute, enforcement of these agreements in China could be extremely difficult. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have little precedential value. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government's experience in implementing, interpreting and enforcing these recently enacted laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to us.

FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Though we use the United States dollar for financial reporting purposes, many of the transactions effected by our subsidiary AGI Logistics (HK) Ltd., are denominated in Hong Kong dollars. Although the value of Hong Kong dollar is currently linked to United States dollar, no assurance can be given that such currencies will continue to be linked, and that if such link is terminated, the exchange rate of the Hong Kong dollar may fluctuate substantially against the United States dollar. Because we do not currently engage in hedging activities to protect against foreign currency risks and even if we chose to engage in such hedging activates, we may not be able to do so effectively, future movements in the exchange rate of the Hong Kong dollar could have an adverse effect on our results of operations and financial condition.

WE ARE  DEPENDENT  ON THIRD  PARTIES FOR  EQUIPMENT  AND  SERVICES  ESSENTIAL TO
OPERATE OUR BUSINESS AND WE COULD LOSE CUSTOMERS AND REVENUES IF WE FAIL TO SECURE SUCH EQUIPMENT AND SERVICES.

         We rely on third parties to transport the freight we have agreed to forward. Thus our ability to forward this freight and the costs we incur in connection therewith is dependent on our ability to find shippers willing to ship such freight and at favorable prices. This in turn, depends on a number of factors beyond our control, including availability of cargo space (which depends on the season of the shipment, the shipment's transportation lane, the number of transportation providers and availability of equipment). An increase in the cost of cargo space, due to shortages in supply, increases in fuel cost or other factors, would increase our costs and reduce profits, especially, as has occurred in the past, if we are unable to pass the full amount of increased transportation costs to the customer.


         We also rely extensively on the services of independent cargo agents (who may also be providing services to our competitors) to provide various services including consolidating and deconsolidating various shipments. Although we believe our relationships with our cargo agents are satisfactory we may not be able to maintain these relationships. If we are unable to maintain these relationships or develop new relationships, our service levels, operating efficiency and future freight volumes may be adversely effected.

WE MAY FACE COMPETITION FROM OUR CARGO AGENTS AND EMPLOYEES.

         Our agents and employees, some of whom are integral to maintaining and developing our relationships with certain key customers or for providing services at strategic locations, because they have had the opportunity to develop a relationship with our customers and otherwise gained important information regarding our business practices, may be able to compete with us with respect to such customer's business.

OUR BUSINESS IS SEASONAL AND CYCLICAL AND OUR OPERATING RESULTS AND FINANCIAL CONDITION MAY THEREFORE FLUCTUATE.

         Our business, as is true generally in the freight forwarding industry, is seasonal; the first quarter of the calendar year has traditionally been the weakest and the third and fourth quarters have traditionally been the strongest. Significant portions of our revenues are derived from customers in industries such as apparel and hair product industries, whose shipping patterns are tied closely to consumer demand. To the extent that the principal industries we serve experience cyclical fluctuations, our operating results will be affected by such fluctuations.

NO ONGOING CONTRACTUAL RELATIONSHIP WITH OUR CUSTOMERS.

         We have a very broad and varied customer base. In our fiscal year ended December 31, 2003 ("Fiscal 2003"), we transacted business with more than 2,500 customers. However, our customers wish to remain flexible in choosing freight forwarders and prefer to avoid contractual commitments so that they are able to select and to change forwarders at any time on the basis of competitive rates and quality of service. Therefore, we render freight forwarding services to our customers on a transaction by transaction basis, rather than under the terms of any type of on-going contractual relationship. We have one customer that increased its business with us during our fiscal year ended December 31, 2002 ("Fiscal 2002") and Fiscal 2003 by moving some of its cargo from another agent to us. In Fiscal 2002 and Fiscal 2003, this customer represented more than 12% and approximately 14%, respectively, of our total revenue, but we still only handle part of the business of this customer. There is no guarantee that we will retain this customer's business.

         Even with large customers we usually have to give rate quotations before we can secure their business. However, the rates we quote to our customers are still subject to fluctuation and must be adjusted according to changes in the market. As a result, the freight rate quotations we give to our customers are not a guarantee that they will ship or continue to ship their cargo with us. It is not unusual for a customer to ship with many different agents, sometimes because we cannot match the lowest price they have been offered on a particular day. If a customer has a large shipment, they may ask several companies for quotations at the same time and award the shipment to the company with the cheapest rate or the fastest transit time on a particular day. Therefore, although we could lose the business of a customer on one day, the next day we might be successful in obtaining other business from that same customer.

         Some of our business is with large freight forwarders who are actually our competitors. Since these companies handle customs clearance for some of our customers, we must cooperate with these competitors and bill them to obtain payment for the air or sea freight of our customers. This represents a major risk for us because these competitors are major freight forwarders handling the same routes as us, and are also likely to be continuously attempting to solicit business away from us. In order to retain our customers in such circumstances, we must attempt to provide a very high level of service.

         As a portion of our business is also derived from customers that are handled by our overseas agents, this presents risk for us, since we cannot control the level of service which is provided by our overseas agents and we risk losing business as a result of problems that customers may encounter in dealing with these agents.

         It is the nature of the freight forwarding and logistics business that we must continuously seek new customers because the turnover of customers is very high and it is not common to have contracts with customers. Certain large companies who ship goods all over the world may sign contracts with freight forwarders. But, since we have only a limited number of our own offices and must rely on overseas agents in many parts of the world, we are not yet large enough to be in a position to compete for these kinds of contracts. As a result, there can be frequent changes in our customer list, and there is no assurance that we will be able to maintain our current relationship with particular customers.

OUR FREIGHT FORWARDING INCOME COULD BE REDUCED BY THE LOSS OF MAJOR CUSTOMERS.

         One client accounted for 14% of our freight forwarding income for Fiscal 2003. The loss of one or more of our major customers could have a
material  adverse  effect  on  our  freight  forwarding  income,   business  and
prospects.

WE ARE DEPENDENT ON CERTAIN TRANSPORTATION PROVIDERS TO PROVIDE SHIPPING SERVICES ON OUR BEHALF AND THE LOSS OF SUCH PROVIDERS MAY REDUCE OUR ABILITY TO COMPETE.

         Three transportation providers accounted for approximately 7%, 7%, and 5%, respectively, of our shipping activities for Fiscal 2003. Because we are generally able to negotiate more favorable shipping rates as a result of shipping a greater volume of product with a limited number of transportation providers, the loss of one or more of these providers could result in an increase in our cost of freight forwarding.

IF WE CHOOSE TO GROW THROUGH ACQUISITIONS, WE MAY BE UNABLE TO IDENTIFY, MAKE AND SUCCESSFULLY INTEGRATE ACQUISITIONS ADVERSELY EFFECTING OUR PROFITABILITY.

         We may choose to grow through one or more acquisitions, to maintain or improve our competitive position in the industry, which rewards economies of scale.

         Identifying, acquiring and integrating businesses requires substantial management, financial and other resources and may pose risks with respect to customer service market share and dilution of your ownership interests. Further, acquisitions involve a number of special risks, some or all of which could have a material adverse effect on our business, financial condition and results of operation. These risks include:

         O        unforeseen operating difficulties and expenditures;

         O difficulties in assimilation of acquired personnel, operations and technologies;

         O        the  need  to   manage  a   significantly   larger   and  more
                  geographically dispersed business;

         O        impairment of goodwill and other intangible assets;

         O diversion of management's attention from ongoing development of our business or other business concerns;

         O        potential loss of customers;

         O        failure to retain key  personnel of the  acquired  businesses;
                  and

         O        the use of our available cash, to the extent any is available.

         No assurance can be given that any acquisition will be completed, or that such acquisition will increase our earnings and not dilute your ownership interests. If we do not grow through acquisitions and/or through internally generated growth, our competitive position may weaken due to the economies of scale (including greater pricing power) that our competitors will have. To the extent we use our common stock and other securities for acquisitions, your ownership interest in the Company will be diluted.

WE MAY MAKE ACQUISITIONS WITHOUT STOCKHOLDER APPROVAL.

         If we decide to make any acquisitions, we will endeavor to evaluate the risks inherent in any particular acquisition. However, there can be no assurance that we will properly or accurately ascertain all such risks. We will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and in deciding if they should be acquired for cash, equity or debt, and in what combination of cash, equity and/or debt.

         We will not seek stockholder approval for any acquisitions unless required by applicable law and regulations. Our stockholders will not have an opportunity to review financial and other information on acquisition candidates prior to consummation of any acquisitions under almost all circumstances.

         Investors will be relying upon our management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions.

         There can be no assurance that we will locate any such additional acquisition candidate, successfully complete such additional acquisition, or any acquisition will perform as anticipated, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to us or that we will not lose our entire investment in any acquisition candidate.

WE  MANAGE  OUR   BUSINESS  ON  A   DECENTRALIZED   BASIS  WHICH  MAY   RESTRICT
IMPLEMENTATION OF ADEQUATE BUSINESS CONTROLS, AND MAY LIMIT OUR ABILITY TO MANAGE OUR BUSINESS EFFECTIVELY.

         We manage our business on a decentralized basis, allowing our subsidiaries and their management to retain significant responsibility for the day-to-day operations, profitability and growth. As we grow, our management may not maintain adequate controls on inter-company disbursements for freight forwarding and customs brokerage services. In addition, our subsidiaries may be operating with management, sales and support personnel that may be insufficient to support growth in their respective operation without significant central oversight and coordination. If proper overall business controls have not been and are not implemented, a decentralized operating strategy could result in inconsistent operating and financial practices, which could materially and adversely effect our profitability.

         Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries and this could prove harmful if such distributions are not made. The ability of our subsidiaries to pay such distributions is subject to all applicable laws and other restrictions including, but not limited to, applicable tax laws. Such laws and restrictions could limit the receipt of distributions, the payment of dividends and restrict our ability to continue operations.

OUR FAILURE TO DEVELOP, INTEGRATE, UPGRADE OR REPLACE INFORMATION TECHNOLOGY SYSTEMS MAY RESULT IN THE LOSS OF BUSINESS.

         The battle for market share within the freight forwarding industry has traditionally been waged over price, service quality, reliability, the scope of operations and response to customer demand. Increasingly, our competitors are competing for customers based upon the flexibility and sophistication of the technologies supporting their freight forwarding services. Adequate information technology systems afforded by freight forwarders allows freight forwarding customers to manage inventories more efficiently. Many of our competitors have information systems that are significantly more sophisticated than our systems. We have only invested a minimum amount of funds on these systems and do not intend to spend significant funds on such systems in the near future. If our information technology systems are not perceived as assisting our customer's ability to conduct business efficiently, our service levels, operating efficiency and future freight volumes could decline.

IF WE FAIL TO COMPLY WITH APPLICABLE GOVERNMENT REGULATION WE COULD BE SUBJECT TO FINES AND PENALTIES AND MAY BE REQUIRED TO CEASE OPERATION.

         Our air transportation activities in the United States are subject to regulation by the Department of Transportation, as an indirect air carrier, and by the Federal Aviation Administration. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. We are licensed in each of our offices as an airfreight forwarder by the International Air Transport Association. In the case of our newer offices, we have applied for such a license. We believe we are in substantial compliance with these requirements.

         We are licensed as an ocean freight forwarder by and registered as an ocean transportation intermediary with the Federal Maritime Commission ("FMC"). The FMC has established qualifications for shipping agents, including surety bonding requirements. The FMC also is responsible for the economic regulation of non-vessel operating common carriers that contract for space and sell that space to commercial shippers and other non-vessel operating common carrier operators for freight originating or terminating in the United States. To comply with these economic regulations, vessel operators and non-vessel operating common carriers are required to file tariffs which establish the rates to be charged for the movement of specified commodities into and out of the United States. The FMC has the power to enforce these regulations by assessing penalties. For ocean shipments not originating or terminating in the United States, the applicable regulations and licensing requirements typically are less stringent than in the United States. We believe we are in substantial compliance with all applicable regulations and licensing requirements in all countries in which we transact business.

         Although our current operations have not been significantly affected by compliance with current United States and foreign governmental regulations, we cannot predict what impact future regulations may have on our business. Our failure to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of our operating authorities.

WE INCUR SIGNIFICANT CREDIT RISKS IN THE OPERATION OF OUR BUSINESS.

         Certain aspects of the freight forwarding industry involve significant credit risks. It is standard practice for importers on the east coast of the United States to expect freight forwarders to offer thirty days credit on payment of their invoices from the time cargo has been delivered for shipment. Since the majority of our business is to the east coast of the United States, competitive conditions require that we offer thirty days credit to our customers who import to the east coast of the United States. In order to avoid cash flow problems we attempt to maintain tight credit controls and avoid doing business with customers we believe may not be creditworthy. However, there is no assurance that we will be able to avoid periodic cash flow problems or that we will be able to avoid losses in the event customers to whom we have extended credit either delay their payments to us or become unable or unwilling to pay our invoices after we have completed shipment of their goods.

WE INCUR SIGNIFICANT INVENTORY RISK BECAUSE SUBSTANTIALLY ALL OF OUR SHIPPING COSTS ARE INCURRED UNDER SPACE CONTRACTS AND GUARANTEES.

         Substantially all of our shipping costs are incurred under space contracts pursuant to which we agree in advance to purchase cargo space from air and sea carriers or guarantee a minimum volume of shipments per week. We are required to pay for the guarantees and for the purchase of this cargo space even if we do not have cargo from our customers to fill the space. In the past we have been able to minimize any losses from this aspect of our business by seeking to carefully gauge customer demand and the availability of shipping space, by conducting significant operations in Hong Kong where the demand for shipping space generally exceeds supply, and by making arrangements with other freight forwarders to absorb excess capacity. However, there is no assurance that we will be able to avoid such losses in the future as a result of being required to absorb the cost of committed space without having goods to ship on behalf of our customers.

IF OUR INSURANCE COVERAGE IS NOT SUFFICIENT TO COVER US FROM LIABILITY CLAIMS ARISING FROM ACCIDENTS OR CLAIMS, WE MAY INCUR SUBSTANTIAL UNANTICIPATED EXPENSES.

         Freight that we forward may be damaged or lost during the shipping process. Furthermore, we may forward hazardous materials which may, if handled improperly, harm people and property. Though we carry $250,000 freight service liability and $250,000 third party liability insurance on every single handled shipment, claims for injuries to persons or property may exceed the amount of our coverage. There is the risk that our liability coverage could be inadequate to cover consequential losses, business interruptions, delays, misdeliveries, customs fines or penalties and uncollected freight that are limited to $250,000 for any one loss and in the aggregate in any one policy year.

                  RISKS RELATING TO PACIFIC AND ITS SECURITIES

THE LOSS OF KEY PERSONNEL MAY IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY.

         Our success is dependent on the efforts of Alfred Lam, Scott Turner and Kaze Chan who serve as our Chairman, President and Executive Vice President, respectively. We do not maintain key person life insurance on any of these individuals. In addition, there is significant competition for qualified personnel in our industry and there can be no assurance that we will be able to continue to attract and retain the necessary personnel. We are dependent on retaining our current employees, many of whom have developed relationships with representatives of carriers and customers, relationships which are especially important in a non-asset based logistics provider such as ourselves. Loss of these relationships could have a material adverse effect on our profitability.

CONTROL BY ALFRED LAM; POTENTIAL CONFLICT OF INTERESTS.

         Alfred Lam, our Chairman of the Board, Director and Treasurer, as a practical matter, is able to nominate and cause the election of all the members of our Board of Directors, control the appointment of our officers and our day-to-day affairs and management of our Company. Mr. Lam owns approximately 66% of our issued and outstanding voting securities. As a consequence, Mr. Lam can have the Company managed in a manner that would be in his own interests and not in the interests of the other shareholders of the Company.

YOU MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO ENFORCE LIABILITIES BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST AGI LOGISTICS (HK) LTD. AND ITS NON-UNITED STATES RESIDENT DIRECTORS AND OFFICERS.

         AGI Logistics (HK) Ltd., one of our significant subsidiaries is located in the Far East and its principal assets are located outside the United States. Many of our directors and executive officers are foreign citizens and do not reside in the United States. Service of Process upon such persons may be difficult to effect in the United States. It may be difficult for courts in the United States to obtain jurisdiction over these foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us, our directors or executive officers in the United States courts. In addition, the courts in the countries in which some of our subsidiaries are organized or where our and our subsidiaries assets are located may not permit lawsuits for the enforcement of judgments arising out of the United States (and state) securities or similar laws.

IT MAY BE DIFFICULT TO EFFECT TRANSACTIONS IN OUR STOCK IF WE ARE DELISTED FROM AMEX.

         Our shares of common stock were listed for trading on the AMEX in December of 2003. There can be no assurance of the continuation of such listing. If our common stock were to be delisted from the AMEX, we could become subject to the Commission's "pennystock" rules. Broker/dealer practices in connection with transactions in pennystocks are regulated by rules adopted by the Commission, and these practices may limit the number and types of people and entities willing to invest in a "pennystock." For any transaction involving a pennystock, unless exempt, the rules require the delivery, prior to any transaction in a pennystock, of a disclosure statement prepared by the Commission relating to the pennystock market. Disclosure also has to be made about the risks of investing in pennystocks in both public offerings and in secondary trading. The pennystock rules also generally require that prior to a transaction in a pennystock, the broker/dealer make a special written determination that the pennystock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The broker/dealer must provide the customer with current bid and offer quotations for the pennystock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each pennystock held in the customer's account.

WE HAVE OUTSTANDING CONVERSION RIGHTS, OPTIONS, WARRANTS AND REGISTRATION RIGHTS THAT MAY LIMIT OUR ABILITY TO OBTAIN EQUITY FINANCING AND COULD CAUSE US TO INCUR EXPENSES.

         We have issued warrants to certain stockholders in connection with private placement offerings of our securities in November 2003 and April and May 2004. In accordance with the respective terms of our Series A Preferred Stock, warrants and any options granted and that may be granted under our stock option plan or to future investors, the holders are given an opportunity to profit from a rise in the market price of our common stock, with a resulting dilution in the interests of the other stockholders. The terms on which we may obtain additional financing during the exercise periods of any outstanding conversion rights, warrants and options may be adversely effected by the existence of such conversion rights, warrants and options. The holders of conversion rights, options or warrants may exercise such conversion rights, options or warrants to purchase our common stock at a time when we might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such conversion rights, options or warrants. In addition, the investors in the November 2003 and April and May 2004 private securities offerings have demand and "piggyback" registration rights with respect to their securities. Also, certain stockholders that we recently sued and entered into a settlement agreement with have certain "piggyback" registration rights, and whose shares are included herein. Exercise of such registration rights may involve substantial expense. We have filed registration statements with the Commission covering the potential resale of our securities issued and issuable to purchasers of our securities in our private securities offerings in November 2003 and April 2004 and this Prospectus constitutes part of the registration statement filed with the Commission covering certain Selling Stockholders including a Selling Stockholder who may use it to cover the potential resale of our securities issued and issuable to it who purchased our securities in our private securities offering in May 2004.

WE HAVE SOLD SHARES BELOW THE THEN CURRENT MARKET PRICE AND WARRANTS WITH A LOWER EXERCISE PRICE THAN THE CURRENT MARKET PRICE.

         On November 18, 2003, in a private transaction, we agreed to sell 1,242,240 shares of our common stock at $1.61 per share, a discount of approximately 25% below the twenty day average closing price for shares of our common stock on the OTC Bulletin Board and to issue warrants without additional consideration to purchase 1,007,455 shares of our common stock exercisable at prices ranging from $.80 per share to $2.17 per share. In April and May 2004, in a private transaction with two institutional investors, who are the Selling Stockholders included herein, we sold $5,000,000 in aggregate amount of Series A Preferred Stock. Each Preferred Share has a stated value of $1,000 per share and is convertible into shares of our common stock at $1.44 per share, a discount of approximately 10% below the closing market price for our common stock on April 8, 2004. Additionally, we issued warrants, without additional consideration to the two institutional investors and a placement agent to purchase up to approximately 1,708,333 shares of our common stock, one-half of such warrants being exercisable at $1.76 per share and the remaining one-half at $2.00 per share. The sale of securities pursuant to these private placement transactions and any future sales of our securities will dilute the percentage equity ownership of then existing owners of the shares of our common stock and may have a dilutive effect on the market price for our outstanding shares of common stock. As of July 1, 2004, we had 25,830,590 shares of our common stock issued and outstanding. The foregoing 25,830,590 shares do not give effect to the surrender of shares of our common stock by certain of the Selling Stockholders pursuant a settlement agreement with them. Of those 25,830,590 shares, approximately 4,505,777 shares of our common stock are freely tradable. The foregoing 4,505,777 shares does not give effect to the exercise of any of the conversion rights of the holders of Series A Preferred Stock, the issuance of shares to them in payment of their dividend rights or the exercise of our issued and outstanding warrants and options, including the warrants held by Selling Stockholders. Also, that number does not include approximately 1,932,750 shares that were outstanding prior to our acquisition of AGI Logistics (HK) Ltd. that we believe are restricted as to resale pursuant to federal securities laws. The foregoing 1,932,750 includes 660,000 shares of our common stock that are being registered under the registration statement of which this Prospectus forms a part and 725,000 shares that are being surrendered by certain of the Selling Stockholders pursuant to a settlement agreement with them.

                 CERTAIN RISKS RELATED TO OUR PRIVATE FINANCING

DISINCENTIVES TO A MERGER OR OTHER CHANGES IN CONTROL.

         The  terms  of  our  Series  A  Convertible   preferred  stock  include
disincentives to a merger or other change of control, which could discourage a transaction that would otherwise be in the interest of our stockholders.

         In the event of a change of control (as defined) of the Company, the terms of the Series A Preferred Stock permit the holder to require the Company to repurchase their shares at a mandatory redemption price (as defined). If all 5,000 shares of the Series A Preferred Stock were outstanding at the time of a change of control, this could result in a payment to the holders of the greater of 110% of the stated value of those shares ($5,500,000) or the VWAP at that time, plus all accrued and unpaid dividends and liquidated damages. The possibility that we might have to pay this large amount of cash would make it more difficult for us to agree to a merger or other opportunity that might arise even though it would otherwise be in the best interest of the stockholders.

REDEMPTION PROVISIONS MAY LIMIT AVAILABLE CASH FOR OUR OPERATIONS.

         The terms of the Series A Preferred Stock require us to redeem the stock for cash in certain circumstances in addition to a change of control situation. We may have to redeem the Series A Preferred Stock for a substantial amount of cash, which would severely restrict the amount of cash available for our operations.

         Also, the Series A Preferred Stock requires mandatory redemption if (a) we fail to timely issue shares of common stock upon conversion, remove legends on certificates representing shares of common stock issued upon conversion or to fulfill certain covenants set forth in the Securities Purchase Agreement between the Company and the holders of the Series A Preferred Stock; (b) we fail to obtain effectiveness of the registration statement covering the shares of common stock to be issued upon the conversion of 3,000 shares of the Series A Preferred Stock prior to August 11, 2004 and 2,000 shares of the Series A Preferred Stock prior to September 3, 2004; (c) certain bankruptcy and similar events occur; and
(d) we fail to maintain the listing of the common stock on the Nasdaq National Market, the Nasdaq Small Cap Market, the AMEX or the NYSE.

         The "Mandatory Redemption Price" equals the greater of (x) 110% of the Stated Value per share ($1,000) of the Series A Preferred Stock plus 6% per annum on the stated value plus any conversion default payments due and owing by the Company and (y) the product of the VWAP (as defined) at the time and the stated value divided by the then Set Price (as defined). Additionally, all unpaid dividends are also to be paid at that time.

         We must redeem the Series A Preferred Stock after the fourth anniversary of the issue date for an amount equal to 100% of the stated value per share plus all accrued and unpaid dividends and all liquidated damages and other amounts due on such shares.

         In the event that we are able to find replacement financing that does not require dilution of the common stock, these restrictions would make it difficult for us to "refinance" the preferred stock and prevent dilution to the common stock.

DISINCENTIVES TO OBTAINING ADDITIONAL FINANCING.

         The potential dilution of your ownership of the Company resulting from our Series A Preferred Stock will increase if we sell additional common stock for less than the conversion price applicable to the Series A Preferred Stock. The terms of the Series A Preferred Stock require us to adjust the conversion price if we sell common stock or securities convertible into common stock at a lower price than the conversion of the Series A Preferred Stock. The adjusted price will be that lower price and we will have to issue even more shares of common stock to the holders of the Series A Preferred Stock than initially agreed on.

         The Series A Preferred Stock requires quarterly dividends of six (6%) percent per annum. We have the option of paying these dividends in shares of common stock instead of cash and we expect to use that option. The number of shares of common stock that are required to pay the dividends is calculated based on a discount to our market price, so the lower our common stock price, the more shares of common stock it takes to pay the dividends. The issuance of these additional shares of common stock will further dilute your ownership in the Company and put additional downward pricing pressure on the common stock.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock offered by this Prospectus. The Selling Stockholders will receive all of the proceeds.

         We, however, will receive funds upon any exercise of the warrants held by certain Selling Stockholders. If any of such warrants are exercised, we will receive the exercise price for the warrants. Any funds received upon exercise of the warrants will be applied to our working capital needs. There can be no assurance that any of the warrants will be exercised.

                        DESCRIPTION OF OUR CAPITAL STOCK


         Common Stock. We are authorized to issue up to 100,000,000 shares of common stock, $.001 par value per share, 25,830,590 of which are issued and outstanding as of July 1, 2004. The foregoing 25,830,590 shares do not give effect to the surrender of shares of our common stock by certain of the Selling Stockholders pursuant to a settlement agreement with them. The holders of shares of our common stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

         Subject to the rights that may be designated by the Board of Directors to the holders of any shares of Preferred Stock then outstanding, the holders of the common stock have voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of our common stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of common stock may elect all of the directors of the Company and control its affairs and day-to-day operations. The shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of our common stock are fully paid and non-assessable.

         Preferred Stock. Pursuant to our Certificate of Incorporation, our Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of up to 10,000,000 shares of preferred stock from time to time in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and relative, participating, optional and other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has such power to establish the powers, preferences and rights of each series, it may afford the holders of preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of common stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.

         There are currently one series of preferred stock issued and outstanding: Series A Preferred Stock, with 10,000 shares being authorized and 5,000 shares being issued and outstanding. Up to an additional 9,990,000 shares of Preferred Stock remain authorized. Set forth below is a summary only and it is qualified by our Certificate of Incorporation and the Certificate of Designation for our Series A Preferred Stock, copies of which are available from the Company upon request.

         Description of Series A Preferred Stock. You can find definitions of certain terms used in this description of the features of our Series A Preferred Stock under the subheading "Certain Definitions" below.

         Shares Outstanding:                     5,000; an additional  5,000 shares  issuable  pursuant to
                                                 the  Investment   Option,   subject  to  satisfaction  of
                                                 certain conditions.

         Amount Paid Per Share:                  $1,000

         Stated Amount Per Share:                $1,000

         Par Value Per Share:                    $.001

         Dividends:                              Cumulative;  6% per  annum on the  stated  value of  $1,000 payable in arrears  beginning  June 1, 2004 payable in cash or in shares of common stock at the Company's  election (in the event certain conditions are met).

         Liquidation                             Preference:  Prior to common stock;  liquidation payment of
                                                 $1,000 per share  outstanding  plus any outstanding  unpaid dividends and damages.

         Voting Rights:                          None,  except as required  by  Delaware  law or if we (i)
                                                 alter or change  adversely  the  powers,  preferences  or
                                                 privileges  of the Series A  Preferred  Stock or alter or
                                                 amend the Certificate of  Designation;  (ii) authorize or
                                                 create any class of stock senior or otherwise  pari passu
                                                 with the  Series  A  Preferred  Stock;  (iii)  amend  our
                                                 Certificate of Incorporation  or other charter  documents
                                                 so as to affect  adversely  any rights of the  holders of
                                                 the  Series  A  Preferred   Stock;   (iv)   increase  the
                                                 authorized  number of shares of Preferred  Stock;  or (v)
                                                 enter into any agreement to do any of the foregoing.

         Conversion Price:                       $1.44 per share, subject to adjustment.

         Conversion Time:                        By the Holders: At any time and from time to time.

         Adjustments to
         Conversion Price:                       The  conversion  price is subject to adjustment for stock
                                                 splits,  stock dividends and similar events. In addition,
                                                 if we sell common stock or  securities  convertible  into
                                                 or  exchangeable  for  common  stock at a price less than
                                                 the conversion  price in effect (the "Lower Price"),  the
                                                 conversion  price  will be  adjusted  to equal  the Lower
                                                 Price.

         Mandatory Redemption
         on Fourth Anniversary:                  In or about April and May 2008,  the Company is required to redeem all  outstanding  shares of the  Series A  Preferred
                                                 Stock  for an  amount  equal  to the  stated  value of said
                                                 shares,   plus  all  accrued  and  unpaid   dividends   and
                                                 liquidated damages.

         Mandatory Redemption:                   Certain  events,  such as the  Company  filing a petition
                                                 under the federal  bankruptcy  laws,  a change in control
                                                 (as defined) of the  Company,  the  Company's  failure to
                                                 timely  obtain  the  effectiveness  of  the  Registration
                                                 Statement   or   deliver   shares   upon  an   investor's
                                                 conversion  or  maintain  its common  stock's  listing or
                                                 quoted for more than ten (10) days will also  result in a
                                                 mandated  redemption but at a differing  price.  If based
                                                 on one of these  specified  events,  the Company  will be
                                                 required  to pay an amount  equal to the  greater of 110%
                                                 of the Stated Value of the  outstanding  shares of Series
                                                 A Preferred  Stock or VWAP at the time,  plus all accrued
                                                 and unpaid dividends and liquidated damages.

         Liquidated Damages for Failure
         to Meet Registration Deadlines:         If (i) the  Registration  Statement  is not (a)  filed by
                                                 May 14,  2004,  or declared  effective by August 11, 2004
                                                 as to 3,000  shares  of  Series  A  Preferred  and  their
                                                 underlying  securities  and  filed  by July 6,  2004,  or
                                                 declared  effective  by  September  3,  2004  as  to  the
                                                 balance  of the  shares of Series A  Preferred  Stock and
                                                 their  underlying  securities or (ii) sales of our common
                                                 stock  cannot  be  made  pursuant  to  the   Registration
                                                 Statement   after  it  is  declared   effective   for  15
                                                 consecutive  business days or a total of 25 business days
                                                 during  any 12  month  period,  a  penalty  of  two  (2%)
                                                 percent  per month on the  Stated  Value of any  Series A
                                                 Preferred  Shares issued and outstanding is to be paid to
                                                 the holders until any such failure is cured.

         Liquidated Damages for Failure
         to Deliver Shares on Time:              Damages  for  failure  to  timely  deliver  common  stock
                                                 issuable upon  conversion of the Series A Preferred Stock
                                                 up to $10 per  trading  day for each  $2,000  in value of
                                                 shares of common stock  underlying the Series A Preferred
                                                 Stock  increasing  to $20 per trading day for  continuing
                                                 failures.

         Other:                                  No  issuances of common stock that would cause the holder
                                                 to own more than 4.9% of our  total  common  stock at any
                                                 given time;

                                                 Six month right to participate  in any equity  financing by the  Company up to fifty (50%)  percent of such  subsequent financing.

Certain Definitions.

         "Change of Control" includes the following: (a) a change in ownership of in excess of 40% of the Company's voting securities within a year; (b) the replacement within a year of more than one-half of the members of the Board of Directors which is not approved by a majority of the members of the Board on April 8, 2004; or (c) the Company entering into an agreement providing for either (a) or (b).

         "Principal Market" means the AMEX and shall also include the New York Stock Exchange, the NASDAQ Small-Cap Market on the NASDAQ National Market, whichever is at the time the principal trading exchange or market for our common stock, based upon share volume.

         "Registration Statement" means the registration statement covering the shares of common stock underlying the shares of Series A Preferred Stock and the warrants sold to the investor.

         "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Principal Market on which the common stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the common stock is not then listed or quoted on a Principal Market and if prices for the common stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the common stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the common stock is not then listed or quoted on the OTC Bulletin Board and if prices for the common stock are then reported in the "Pink Sheets" published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported; or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the investors and reasonably acceptable to the Company.

         Warrants. The Warrants issued to the two institutional investors, as part of our April and May 2004 private placements contain provisions providing for an adjustment in the exercise price and number of shares issuable upon exercise of the Warrants in the event of stock dividends, subdivisions or combinations of our shares of common stock, reclassifications of our securities and anti-dilution adjustments in the event of issuances of shares of our common stock or securities convertible into or exercisable for our shares of common stock for a purchase, conversion or exercise price, as the case may be, below the exercise prices of the Warrants that are substantially similar to the adjustment provisions of our Series A Preferred Stock.

         On November 18, 2003, we issued an aggregate of 1,242,240 shares of our common stock and Warrants to purchase 621,120 shares of our common stock to 14 private investors for an aggregate of $2,000,000 (the "November 2003 Private Placement"). One half of said Warrants are exercisable at $1.61 per share with the remaining one-half of said Warrants exercisable at $2.17 per share.

         In connection with the November 2003 Private Placement described above, we also issued warrants to purchase (a) 186,335 shares of common stock at an exercise price of $1.93 per share to Rockwood, Inc., an SEC and NASD registered broker-dealer as partial compensation for its efforts in connection with that offering and (b) 100,000 shares of common stock to Duncan Capital LLC ("Duncan"), an investment banking firm. The warrants issued to Duncan were in consideration of advice by Duncan to the registrant in connection with that offering. One-half of the warrants issued to Duncan are exercisable at $0.80 per share and one-half are exercisable at $1.20 per share.

         On November 18, 2003, the registrant issued warrants to purchase an aggregate of 200,000 shares of common stock to Strategic Growth International, Inc. ("Strategic") in consideration for future public relation services to be performed by Strategic. Such amount subsequently was reduced to 50,000 shares of common stock.

         For a discussion of other warrants, options and other rights to purchase our securities, please refer to our Annual Report, Item 5, "Market For Registrant's Common Equity and Related Stockholder Matters - Recent Sales of Unregistered Securities."


                              SELLING STOCKHOLDERS

         We have agreed to register 9,017,916 shares of our common stock beneficially owned by the Selling Stockholders, of which 4,250,833 shares of common stock are included in the registration statement that includes this Prospectus and the balance of the shares are included in a separate registration statement filed with the Commission under Commission File Number 333-115452. Of the 4,250,834 shares of common stock, 3,520,834 shares can be acquired by a Selling Stockholder pursuant to a securities purchase agreement dated as of May 6, 2004 between the Selling Stockholder and us, upon the conversion of its shares of Series A Preferred Stock, upon our payment of dividends on said shares and the exercise of the warrants issued under the terms of that agreement. An additional 70,000 shares can be acquired by Dragonfly Capital Partners, LLC, a registered broker-dealer, as part of its compensation for services rendered in connection with the foregoing stock purchase agreement. All such warrants expire in May 2011.

         In March 2004, the Company filed a complaint (the "Complaint") in the United States District Court for the Southern District of New York, captioned Pacific CMA, Inc. and Alfred Lam a/k/a Alfred Lam King Ko, v. Frascona, Joiner, Goodman and Greenstein, P.C., Gary S. Joiner, Thomas K. Russell and John Does 1-10 (Case No. 04 CV 2213 (NRB)) (the "Action"). In the Complaint, the Company alleged various violations of the anti-fraud provisions of the Federal
Securities Laws involving the purchase and sale of securities against the defendants including, but not limited to, Gary S. Joiner, Esq. and Frascona, Joiner, Goodman and Greenstein P.C., the Company's prior law firm, as well as breaches of fiduciary duty by Mr. Joiner and such law firm relating to their prior representation of the Company.

         Pursuant to a Settlement Agreement by and between the Company and Mark Russell, Scott Saunders, the Saunders Children's Trust, and the Saunders Family Trust (the "Russell-Saunders Group") (the "Settlement Agreement"), in exchange for the Company agreeing to dismiss the Action solely against each of the Russell-Saunders Group. The Russell-Saunders Group has agreed to return to the Company and/or Mr. Lam, an aggregate of 725,000 shares of the Company's common stock held by such persons, and the Company agreed to register for resale under the Securities Act of 1933, as amended, by August 20, 2004, the remaining aggregate 660,000 shares of common stock held by such persons. Under the Settlement Agreement, however, such 660,000 shares of common stock are subject to a Lock-Up agreement providing that such persons may not sell, transfer or otherwise dispose of any of such 660,000 shares until the date a registration statement covering such 660,000 shares is declared effective (the "Effective Date") by the Commission, and then following the Effective Date, such persons only may sell ten (10%) of their aggregate holdings (66,000 shares) every thirty days.

         The Company is continuing to prosecute the Action against Mr. Joiner and Frascona, Joiner, Goodman & Greenstein, P.C., as well as certain other related parties.

         The shares of common stock beneficially owned by each of the Selling Stockholders are being registered to permit public secondary trading of these shares, and the Selling Stockholders may offer these shares for resale from time to time. See "Plan of Distribution."

         As of April 8, 2004, the Company and Crestview Capital Master, LLC and Midsummer Investment, Ltd. entered into a Securities Purchase Agreement.

         As of May 6, 2004, the Company and Midsummer Investment, Ltd. entered into a separate Securities Purchase Agreement.

         Each of the foregoing agreements require the Company to register certain of its securities as outlined below. Only those securities of the Company that were the subject of the May 6, 2004 Securities Purchase Agreement are being offered by this Prospectus, along with the 660,000 shares subject to the Settlement Agreement. The securities of the Company that were the subject of the April 8, 2004 Securities Purchase Agreement are the subject of a separate registration statement and prospectus filed with the Commission under its File Number 333-115452.

         The number of shares offered by this Prospectus are as follows:

                                                                                Number of Shares
                                                                                ----------------
Issuable Upon Conversion Rights of                                              2,083,333
   Preferred Stock

Issuable Upon Exercise of Warrants                                                937,500

Issuable as Payment of Dividends                                                  500,000

Issuable Upon Exercise of Warrants Issued to a Placement Agent                     70,000

Shares subject to the Settlement Agreement                                        660,000
currently held by persons in the Russell-Saunders Group

         The number of shares offered by the separate registration statement and prospectus, are as follows:

Issuable Upon Conversion Rights  of
   Preferred Stock                                                              3,125,000

Issuable Upon Exercise of Warrants                                              1,406,225

Issuable as Payment of Dividends                                                  750,000

Issuable Upon Exercise of Warrants issued
   to a Placement Agent                                                           145,833

         The following table sets forth the names of the Selling Stockholders, the number of shares of common stock owned beneficially by each Selling Shareholder as of June 1, 2004 and the number of shares that may be offered pursuant to this Prospectus. None of the Selling Stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the Selling Stockholders.

         The first four columns of the following table assume that, except for shares issuable as payment of dividends, all shares of the Company's common stock that are required to be registered pursuant to both the April 8, 2004 and May 6, 2004 Securities Purchase Agreements have been issued to the respective Selling Stockholders. The last four columns give a break-down of the shares of the respective Selling Stockholders that may be offered by this Prospectus, by category (conversion of preferred shares, exercise of warrants and as payment of dividends) and then in the aggregate for each of the respective Selling Stockholders.

         The Selling Stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the Selling Stockholders will hold in the future.

         For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares.

         As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this Prospectus.

------------------------------ ---------------------------------- ------------------------------- ------------------------
                                                                                                     Number of Shares
                                                                                                      Issuable Under
                                                                                                     Conversion Rights
                                           Number of              Number of Shares Beneficially        of Preferred
                                      Shares Beneficially                     Owned                    Stock Offered
     Selling Stockholder           Owned Prior to Offering            After the Offering (5)        by this Prospectus
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
                                                       Approx.                        Approx.
                                      Number         Percent(3)       Number          Percent
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
Midsummer Investment, Ltd.(1)       4,531,250(4)     14.9%(4)           0               *                2,083,333
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
Thomas K. Russell(2)                  132,000           *               0               *                   NA
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
Saunders Children's Trust (2)         289,733          1.1%             0               *                   NA
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
Saunders Family Trust (2)             190,614           *               0               *                   NA
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
Scott Saunders (2)                     47,653           *               0               *                   NA
------------------------------ ------------------ --------------- --------------- --------------- ------------------------
Dragonfly Capital Partners             70,000           *               *               *                   NA
------------------------------ ------------------ --------------- --------------- --------------- ------------------------


------------------------------ -------------------- ------------------------- -------------------
                                                                                    Total
                                    Number of           Number of Shares       Number of Shares
                                 Shares Subject       Issuable as Payment      Offered by this
                                   to Warrants      of Dividends Offered by       Prospectus
                                   Offered by           this Prospectus
     Selling Stockholder         this Prospectus
------------------------------ -------------------- ------------------------- -------------------

------------------------------ -------------------- ------------------------- -------------------
Midsummer Investment, Ltd.(1)              937,500          500,000                  3,520,833
------------------------------ -------------------- ------------------------- -------------------
Thomas K. Russell(2)                   NA                      NA                      132,000
------------------------------ -------------------- ------------------------- -------------------
Saunders Children's Trust (2)          NA                      NA                      289,733
------------------------------ -------------------- ------------------------- -------------------
Saunders Family Trust (2)              NA                      NA                      190,614
------------------------------ -------------------- ------------------------- -------------------
Scott Saunders (2)                     NA                      NA                       47,653
------------------------------ -------------------- ------------------------- -------------------
Dragonfly Capital Partners             NA                      NA                       70,000
------------------------------ -------------------- ------------------------- -------------------

-------------------
*        Less than one percent.

(1) Midsummer Investment, Ltd. has advised the Company that Midsummer Capital, LLC is the investment manager to Midsummer Investment, Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michael Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to our shares owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over our shares owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares and neither person had any legal right to maintain such delegated authority. The address for Midsummer Investment, Ltd. is 485 Madison Avenue, New York, New York 10022.

(2)      A member of The Russell-Saunders Group.

(3) Dragonfly Capital Partners, LLC has advised the Company that Dragonfly Capital Management Co., LLC is the manager of Dragonfly Capital Partners, LLC. Mr. Don Millen and Ms. Rene Matthews have beneficial ownership of Dragonfly Capital Partners LLC's shares through Capital Management Co., LLC and Dragonfly Capital Partners LLC. The address for Dragonfly Capital Partners LLC is 700 East Boulevard, Suite One, Charlotte, North Carolina 28208.

(4) Percentage is based upon 25,830,590 shares of common stock outstanding on July 1, 2004.

(5) Includes all shares to be issued pursuant to stock purchase agreements dated as of April 8 and May 6, 2004, including those shares of common stock subject the conversion rights of the Series A Preferred Stock issued to Midsummer Investment, Ltd. and subject to Midsummer Investment, Lid's warrants. One-half of said warrants are exercisable at $1.76 per share and the balance are exercisable at $2.00 per share.

(6) Assumes the sale of all shares that may be sold in this offering and, as to Midsummer Investment, Ltd., that Midsummer Investment, Ltd. will sell all of the shares that have been registered for resale by a separate registration statement.

                              PLAN OF DISTRIBUTION

         Each Selling Stockholder (the "Selling Stockholders") of the common stock (the "Common Stock") of the Company and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Principal Market or on any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of, the following methods when selling shares:

         O ordinary brokerage transactions and transactions in which a broker/dealer solicits purchasers;

         O block trades in which a broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         O purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

         O an exchange distribution in accordance with the rules of the applicable exchange;

         O        privately negotiated transactions;

         O settlement of short sales entered into after the dates of this Prospectus;

         O broker/dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

         O        a combination of any such methods of sale;

         O through this writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise; and

         O        any other method permitted pursuant to applicable law.

         The Selling Stockholders also may sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this Prospectus.

         Broker/dealers engaged by the Selling Stockholders may arrange for other broker/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling
Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

         The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

         We agreed to keep this Prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.


                                  LEGAL MATTERS

         The validity of our shares of common stock being offered by this Prospectus are being passed upon for us by Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005

                                     EXPERTS

         The financial statements of Pacific CMA, Inc., which covered the consolidated balance sheet as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002 incorporated by reference into this Prospectus are reliant on the report of Moores Rowland Mazars, independent certified public accountants, given on the authority of that firm as experts in auditing. The financial statements of Pacific CMA, Inc., which covered the consolidated balance sheet as of December 31, 2003 and the related consolidated statements of income, stockholders' equity and cash flow for the year ended December 31, 2003 incorporated by reference into this Prospectus are reliant on the report of BKD LLP, independent certified public accountants, given on the authority of that firm as experts in auditing.

                       WHERE CAN YOU FIND MORE INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, as a result, we file annual, quarterly, and special reports, proxy and information statements, and other information with the Commission. You may read, without charge, or copy, at prescribed rates, any document that Pacific CMA, Inc. files with the Commission at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20594 and at its regional offices located at 233 Broadway, New York, New York 10279 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Please call the Commission at 1-800-732-0330 for further information on the public reference rooms and their copy charges. Our electronic filings with the Commission also are available to the public over the Internet at a World Wide Web Site maintained by the Commission at http://www.sec.gov. We also maintain web sites at http://www.PacificCMA.com, www.agihk.com and www.airgatecorp.com. The information on our web site is not part of this Prospectus.

         We have filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933 covering the Common Stock offered by this Prospectus. This Prospectus, which is part of the registration statement, does not contain all the information included in the registration statement. Some information has been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the registration statement and the exhibits and schedules filed with it. This Prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the Prospectus may not contain all the information that you may find important, you should review the full text of these documents for a more complete understanding of the document or the matter involved. We have included copies of these documents as exhibits to the registration statement and each statement in this Prospectus regarding any such document is qualified in its entirety by reference to the actual document. A copy of the full registration statement may be obtained from the Commission as indicated above or from us.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" into this Prospectus some information in documents that are filed by the Company with the Commission. This means we can disclose important information to you by referring to another document filed separately with the Commission. Any information that we incorporate by reference is considered part of this Prospectus. The following documents previously filed with the Commission by the Company (Commission File No. 000-27653) are hereby incorporated by reference in this Prospectus and made a part hereof:

         o Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Commission on March 29, 2004.

         o        Our Quarterly Report on Form 10-QSB for the quarter ended:

                  -        March 31, 2004,  filed with the Commission on May 17,
                           2004.

         o Our Current Reports on Form 8-K, filed with the Commission on the following dates:

                  -        April 8, 2004

                  -        April 15, 2004

                  -        May 10, 2004

                  -        June 15, 2004

         o Our definitive Proxy Statement for a 2004 Special Meeting of Shareholders, filed with the Commission on February 27, 2004.

         o Our definitive Proxy Statement for our 2004 Annual Meeting of Stockholders filed with the Commission on May 17, 2004.

         o The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 2, 2003, as amended by our Form 8-A/A filed with the Commission on March 24, 2004 (Commission File No. 001-31915), and any additional amendments or reports filed for the purpose of updating, on which otherwise updated, such description.

         We also incorporate by reference all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering. Any information incorporated by reference this way will automatically be deemed to updater and supercede any information previously disclosed in this Prospectus or in an earlier filed document also incorporated by reference in this Prospectus.

         You may request a copy of any or all documents which are incorporated by reference to this Prospectus and we will provide it to you at no cost. You may make your request for copies of the information in writing or by telephone. Requests for copies should be directed to Pacific CMA, Inc., Attention: Alfred Lam, Telephone: (212) 247-0049.

                    COMMISSION'S POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                4,250,834 SHARES

                                PACIFIC CMA, INC.

                                  COMMON STOCK


     =====================================================================


                                TABLE OF CONTENTS

                                                                        Page

A NOTE ABOUT FORWARD-LOOKING STATEMENTS...................................1
PROSPECTUS SUMMARY........................................................2
RISK FACTORS..............................................................9
USE OF PROCEEDS..........................................................22
DESCRIPTION OF OUR CAPITAL STOCK.........................................22
SELLING STOCKHOLDERS.....................................................26
PLAN OF DISTRIBUTION.....................................................32
LEGAL MATTERS............................................................34
EXPERTS..................................................................34
WHERE CAN YOU FIND MORE INFORMATION......................................34
DOCUMENTS INCORPORATED BY REFERENCE......................................35
COMMISSION'S POSITION ON INDEMNIFICATION.................................36



     =====================================================================


                                   PROSPECTUS






                                  JULY __, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses expected to be payable by the Company in connection with the sale and distribution of the common stock registered hereby. All amounts are estimates, except the SEC registration fees and the additional listing fees.

         Commission Registration Fee..............................$    573.60
         Registration and Transfer Agent Fee(1)...................$  1,000.00
         Accounting Fees and Expenses(1)..........................$  5,000.00
         Legal Fees and Expenses(1)...............................$ 15,000.00
         Printing and Expenses(1).................................$  3,000.00
         Miscellaneous(1).........................................$  1,426.40

                                            Total(1):.............$ 26,000.00
                                                                  ===========

(1) Estimated.

         Selling Stockholders shall bear the cost of any selling commissions, brokerage fees, or transfer taxes payable in connection with their sale of the common stock registered hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability. The Company's bylaws provide for indemnification of its directors and officers. The general effect of the bylaw provisions is to indemnify any director or officer against any action or suit to the full extent permitted by Delaware law as referenced above. In addition, as authorized by the DGCL, the Certificate of Incorporation of the Company limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our Certificate of Incorporation, as amended, and our Bylaws filed as Exhibits 3.1 and 3.2 to our registration on Form 8A/A as filed with the Commission on March 24, 2004, which we incorporate in this filing by reference thereto.

         The Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

EXHIBIT NUMBER AND DOCUMENT DESCRIPTION

         3.1 Articles of Incorporation of Pacific CMA, Inc. (Delaware) (incorporated by reference, filed with the Registrant's Form 8 A/A on March 24, 2004).

         3.2 By-laws of Pacific CMA, Inc. (Delaware) (incorporated by reference, filed with Registrant's Form 8 A/A on March 24,
                  2004).

         3.3 Agreement and Plan of Merger by and between Pacific CMA, Inc., a Colorado corporation and Pacific CMA, Inc., a Delaware corporation (incorporated by reference, filed with Registrant's Form 8 A/A on March 24, 2004).

         3.3A Certificate of Designation of Preferences, Right and Limitations of Series A Convertible Preferred Stock as of Pacific CMA, Inc. (Delaware) (incorporated by reference, filed with Registrant's Form 8-K on April 15, 2004).

         3.3B.    Certificate  of  Amendment  to  Certificate  of   Designations
                  (incorporated by reference, filed with Registrant's Form 8-K on May 10, 2004).

         3.4 Certificate of Merger as filed with the State of Delaware (incorporating by reference, filed with Registrant's Form 8-K on April 8, 2004).

         3.5 Articles of Merger and Plan of Merger and Reorganization as filed with the State of Colorado (incorporated by reference, filed with Registrant's Form 8-K on April 8, 2004).

         4.1 Specimen Common Stock Certificate (incorporated by reference, filed with Registrant's Form 10-SB on October 14, 1999).

         5.1      Opinion of Gusrae, Kaplan & Bruno, PLLC. (1).

         10.1 Stock Purchase Agreement dated April 30, 2002, by and among Pacific CMA International, LLC, Pacific CMA, Inc., Airgate International Corp, Thomas Zambuto and Scott Turner (incorporated by reference, filed on or about May 14, 2002 with Registrant's Form 8-K).

         10.2 Promissory Note dated April 30, 2002, in favor of Scott Turner (incorporated by reference, filed on or about May 14, 2002 with Registrant's Form 8-K).

         10.3 Promissory Note dated April 30, 2002, in favor of Thomas Zambuto (incorporated by reference, filed on or about May 14, 2002 with Registrant's Form 8-K).

         10.4 Pledge Agreement dated April 30, 2002, between Scott Turner as Pledgee, Pacific CMA International, LLC, as Pledgor, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Pledgeholder (incorporated by reference, filed on or about May 14, 2002 with Registrant's Form 8-K).

         10.5 Pledge Agreement dated April 30, 2002, between Thomas Zambuto as Pledgee, Pacific CMA International, LLC, as Pledgor, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Pledgeholder (incorporated by reference, filed on or about May 14, 2002 with Registrant's Form 8-K).

         10.6 Guaranty by Pacific CMA, Inc., in favor of Scott Turner, dated April 30, 2002 (incorporated by reference, filed on or about May 14, 2002 with Registrant's Form 8-K).

         10.7 Guaranty by Pacific CMA, Inc., in favor of Thomas Zambuto, dated April 30, 2002 (incorporated by reference, filed with Registrant's Form 8-K on or about May 14, 2003).

         10.8 Escrow Agreement dated April 30, 2002, between Thomas Zambuto and Scott Turner as Seller, Pacific CMA International, LLC, as Purchaser, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C., as Escrow Agent (incorporated by reference, filed with Registrant's Form 8-K on or about May 14, 2004).

         10.9 Employment Agreement of Scott Turner, dated April 30, 2002 (incorporated by reference, filed with Registrant's Form 8-K on or about May 14, 2004).

         10.10    2000  Stock  Plan  (incorporated  by  reference,   filed  with
                  Registrant's Form S-8 on or about December 5, 2000).

         10.11 Form of Stock Grant Agreement (incorporated by reference, filed with Registrant's Form S-8 on December 5, 2000).

         10.12A Mutual Release and Termination Agreement dated December 19, 2003 (but not fully executed until January 9, 2004) among Duncan Capital LLC, Strategic Growth International, Inc. and Pacific CMA, Inc. (incorporated by reference, filed with Registrant's Post-Effective Amendment No. 1 to Form S-3, File No. 333-111163, on January 28, 2004).

         10.12B Amendment dated January 16, 2004 to the Mutual Release and Termination Agreement dated December 19, 2003 (incorporated by reference, filed with Registrant's Post-Effective Amendment No. 1 to Form S-3, File No. 333-111163 on January 28, 2004).

         10.13A & B Forms of warrants to purchase common stock issued by Pacific CMA, Inc. to the purchasers in a November 2003 private placement offering (incorporated by reference, filed with Registrant's Form S-3, File No. 333-111163, on December 15,
                  2003).

         10.14 Warrants to purchase common stock issued by Pacific CMA, Inc. to Rockwood, Inc. as compensation for services rendered in connection with the November 2003 private placement offering (incorporated by reference, filed with Registrant's Form S-3, File No. 333-111163, on December 15, 2003).

         10.15 Form of Securities Purchase Agreement by and between Pacific CMA, Inc. and each of the purchasers in the November 2003 private placement offering (incorporated by reference, filed with Registrant's Form S-3, File No. 333-111163 on December 15, 2003).

         10.16 Form of Registration Rights Agreement by and between Pacific CMA, Inc. and each of the purchasers in the November 2003 private placement offering (incorporated by reference, filed with Registrant's Form S-3, File No. 333-111163, on December 15, 2002).

         10.17A& B Warrants  issued to Duncan  Capital,  LLC by Pacific  CMA,
                  Inc.,   dated  as  of  November  18,  2003   (incorporated  by
                  reference,   filed  with   Registrant's  Form  S-3,  File  No.
                  333-111163, on December 15, 2003).

         10.18 Warrants issued to Strategic Growth International by Pacific CMA, Inc., dated as of November 18, 2003 (incorporated by reference, filed with Registrant's Form S-3, File No. 333-111163, on December 15, 2003).

         10.19    Compensation   Agreement   between   Registrant   and   Henrik
                  Christensen    (incorporated   by   reference,    filed   with
                  Registrant's Form S-8 on March 29, 2004).

         10.20 Securities Purchase Agreement, dated as of April 8, 2004, among Crestview Capital Master LLC. ("Crestview"), Midsummer Investment Ltd. ("Midsummer") and Registrant (incorporated by reference, filed with Registrant's Form 8-K on April 15,
                  2004).

         10.21 Registration Rights Agreement, dated as of April 8, 2004, among Crestview, Midsummer and Registrant (incorporated by reference, filed with Registrant's Form 8-K on April 25,
                  2004).

         10.22    Form  of   Warrant   issued   to   Crestview   and   Midsummer
                  (incorporated by reference, filed with Registrant's Form 8-K on April 15, 2004).

         10.23 Form of Warrant issued to Midsummer in May 2004 (incorporated by reference, filed with Registrant's Form 8-K on May 10,
                  2004).

         10.24 Securities Purchase Agreement, dated as of May 6, 2004, between Midsummer and Registrant (incorporated by reference, filed with Registrant's Form 8-K May 10, 2004).

         10.25 Registration Rights Agreement, dated as of May 6, 2004, between Midsummer and Registrant (incorporated by reference, filed with Registrant's Form 8-K on May 10, 2004).

         14.1 Registrant's Code of Ethics for Chief Financial Officer (incorporated by reference, filed with Registrant's Annual Report on Form 10-KSB on March 29, 2004.

         21.1 Subsidiaries of the Registrant (incorporated by reference, filed with Amendment No. 1 to Registrant's Form SB-2 on January 10, 2003).

         23.1     Consent  of  Moores  Rowland  Mazars,   Chartered  Accountant,
                  Certified Public Accountant, Hong Kong. (1)

         23.2     Consent of BKD, LLP, Certified Public Accountant (1).

         23.3     Consent of Gusrae,  Kaplan & Bruno,  PLLC (to be  included  in
                  Exhibit 5.1). (1)

--------------------------

(1) Exhibit filed herewith.

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during the period in which it offers or sells securities, a post-effective amendment to the registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be deemed to be the initial bona fide offering thereof;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; and

         (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 6th day of July 2004.

                                    PACIFIC CMA, INC.


                                    By:  /s/Alfred Lam
                                         --------------------------------------
                                         Alfred Lam
                                         Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----
/s/Alfred Lam                       Chairman of the Board of Directors          July 6, 2004
---------------------------
Alfred Lam                          (Principal Executive Officer)


/s/Daisy Law                        Chief Accountant (Principal                 July 6, 2004
---------------------------
Daisy Law                           Financial and Accounting Officer)


/s/Scott Turner                     Director                                    July 6, 2004
---------------------------
Scott Turner


/s/Louisa Chan                      Director                                    July 6, 2004
---------------------------
Louisa Chan


/s/Kaze Chan                        Director                                    July 6, 2004
---------------------------
Kaze Chan


---------------------------         Director
Tan Kay Hock


---------------------------         Director
Kim E. Petersen


/s/Liu Kwong Sang                   Director                                    July 6, 2004
------------------
Liu Kwong Sang